Filed Pursuant to Rule 424(i)
Registration No. 333-263425

ANNUAL REPORT PURSUANT TO RULE 424(i)

FOR FISCAL YEAR ENDING JUNE 30, 2024

(to 10-K dated September 27, 2024)

AMPLIFY COMMODITY TRUST

BREAKWAVE DRY BULK SHIPPING ETF

BREAKWAVE TANKER SHIPPING ETF

This annual report filed pursuant to Rule 424(i) of the Securities Act of 1933, as amended (the “Securities Act”), sets forth the registration fee due under Rule 456(d) of the Securities Act for the fiscal year ended June 30, 2024. There will be no registration fee required for this reporting period.